Exhibit (a)(1)(H)

United Development Funding IV

NOTICE OF WITHDRAWAL OF TENDER

For Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees and DTC Participants

Regarding Common Shares of Beneficial Interest of

UNITED DEVELOPMENT FUNDING IV

Tendered Pursuant to the Offer to Purchase

Dated June 4, 2014, as may be supplemented or amended from time to time

(**DO NOT USE THIS FORM IF YOU HAVE TENDERED COMMON SHARES THROUGH

DTC’S ATOP SYSTEM**)

The Offer, Proration Period and Withdrawal Rights will expire and this Notice of Withdrawal must be received, either by overnight courier, mail, or facsimile, by 12:01 a.m., Eastern Time, on July 2, 2014, unless the offer is extended or withdrawn.

United Development Funding IV, a Maryland real estate investment trust (the “Trust,” “UDF,” “we” or “us”), is offering to purchase for cash up to 1,707,317 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at a price of $20.50 per Common Share (the “Purchase Price”), net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated June 4, 2014 and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). If a total of 1,707,317 Common Shares is purchased, the amount of consideration paid to shareholders will be approximately $35 million. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer.

This Notice of Withdrawal is to be completed if you are a broker, dealer, commercial bank, trust company or other nominee acting on behalf of your client or an institution who previously tendered Common Shares in the Offer by delivering a completed and executed Letter of Transmittal to the Depositary and now wish to withdraw your tender. You should not use this form if you have previously tendered Common Shares through The Depository Trust Company’s Automated Tender Offer Program transfer procedures described in Section 3 of the Offer to Purchase and now wish to withdraw your tender.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, OVERNIGHT COURIER, OR A MANUALLY SIGNED FACSIMILE TRANSMISSION, TO THE FOLLOWING ADDRESS:

DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Attn: UDF IV Tender Offer

Facsimile: (877) 694-1113

For Confirmation Only Telephone:

(877) 353-2522

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE DEPOSITARY AT THE ADDRESS ABOVE.

HOLDERS WHO TENDERED COMMON SHARES THROUGH DTC’S ATOP PROCEDURES AND WISH TO WITHDRAW THEIR TENDERS MUST COMPLY WITH DTC’S PROCEDURES FOR WITHDRAWAL OF TENDERS. SUFFICIENT TIME SHOULD BE ALLOWED FOR COMPLETION OF THE ATOP WITHDRAWAL PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of his, her or its Common Shares to the Trust for purchase by the Trust that previously was submitted by the undersigned in a Letter of Transmittal, dated _____________2014, for account number ______________.

The Common Shares withdrawn pursuant to this Notice of Withdrawal consist of:

________________Number of the undersigned’s Common Shares tendered at $20.50 per share

The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Common Shares for which a Letter of Transmittal has been withdrawn may be re-tendered only by following the procedures for validly tendering Common Shares set forth in the Offer to Purchase and the Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

Name of Delivering Institution

Address City, State, Zip

Daytime Phone # (_____)	Facsimile # (_____)

Contact Person

Date Delivered

DTC Account Number

Transaction Code Number

SIGNATURE(S) TO NOTICE OF WITHDRAWAL:

Authorized Signature	Date (mm/dd/yyyy)

Name (Please print)

Title

Authorized Co-Signature (if applicable)	Date (mm/dd/yyyy)

Name (Please print)

Title

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